      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 2, 1997



                                                      REGISTRATION NO. 333-28191

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                              APPLE COMPUTER, INC.
             (Exact Name of Registrant as Specified in its Charter)

              CALIFORNIA                                94-2404110
     (State or Other Jurisdiction                    (I.R.S. Employer
  of Incorporation or Organization)                Identification No.)

                           --------------------------

                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 996-1010

  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)
                           --------------------------

                              JOHN B. DOUGLAS III
             SENIOR VICE PRESIDENT, GENERAL COUNSEL, AND SECRETARY
                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 996-1010

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                           --------------------------

                                    COPY TO:

                             WILLIAM H. HINMAN, JR.
                              Shearman & Sterling
                             555 California Street
                        San Francisco, California 94104
                                 (415) 616-1100
                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF SHARES                   AMOUNT TO BE       OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
             TO BE REGISTERED                    REGISTERED         PER SHARE(1)          PRICE(1)        REGISTRATION FEE
Common Stock, no par value.................   1,500,000 Shares        $16.8125         25,218,750.00         $7,642.05


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the Common Stock as reported on the Nasdaq National Market on May 23, 1997. The Registration fee of $7,642.05 for the 1,500,000 shares of the Registrant's common stock covered by this Registration Statement as originally filed on May 30, 1997, was previously paid.

                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM NUMBER

ITEM 14.  OTHER EXPENSES OF REGISTRATION AND DISTRIBUTION.

    The following table sets forth the estimated expenses of the Registrant in connection with the offering described in this Registration Statement.

Securities and Exchange Commission registration fee..............   7,642.05
Accountants' fees and expenses...................................   5,000.00
Legal fees and expenses..........................................  30,000.00
Printing and engraving expenses..................................   2,500.00
Miscellaneous....................................................   4,857.95
                                                                   ---------
    Total........................................................  50,000.00
                                                                   ---------
                                                                   ---------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

    In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

    Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

    The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

    The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 16.  EXHIBITS


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
       2.1   Agreement and Plan of Merger, among Apple Computer, Inc., Blackbird Acquisition Corporation and NeXT
               Software, Inc., dated as of December 20, 1996. (Incorporated by reference to Exhibit 2 to the
               Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1996.)

       3.1   Restated Articles of Incorporation, filed with the Secretary of State of the State of California on
               January 27, 1988. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on
               Form S-3 (file no. 33-23317) filed July 27, 1988.)

       3.2   Amendment to Restated Articles of Incorporation, filed with the Secretary of State of the State of
               California on February 5, 1990. (Incorporated by reference to Exhibit 4.6 to the Company's
               Registration Statement on Form S-3 (file no. 33-62310) filed with the Securities and Exchange
               Commission on May 6, 1993.)

       3.3   By-Laws of the Company, as amended through April 4, 1997. (Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1997.)

       4.1   Common Shares Rights Agreement dated as of May 15, 1989, between the Company and The First National Bank of Boston, as Rights Agent, including the form of Rights Certificate attached hereto. (Incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 26, 1989.)

       4.2   Specimen Certificate of Common Stock of Apple Computer, Inc. (Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form S-3 (file no. 33-62310) filed with the Securities and
               Exchange Commission on May 6, 1993.)

       5.1   Opinion of Shearman & Sterling.*

      23.1   Consent of Ernst & Young, LLP independent auditors.*

      23.2   Consent of Counsel (contained in Exhibit 5.1 hereto).

      24.1   Power of Attorney (contained on Page II-4).


------------------------


*   Previously filed.


ITEM 17.  UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that such a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, State of California, on the 30th day of May 1997.


                                APPLE COMPUTER, INC.

                                By:             /s/ FRED D. ANDERSON
                                ---------------------------------------------
                                Fred D. Anderson
                                EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gilbert F. Amelio, Fred D. Anderson and Robert M. Calderoni, his or her true and lawful attorney-in-fact and agent, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board and
    /s/ GILBERT F. AMELIO         Chief Executive Officer
------------------------------    (Principal Executive         May 30, 1997
      Gilbert F. Amelio           Officer)

                                Executive Vice President
     /s/ FRED D. ANDERSON         and Chief Financial
------------------------------    Officer (Principal           May 30, 1997
       Fred D. Anderson           Financial Officer)

                                Senior Vice President,
   /s/ ROBERT M. CALDERONI        Corporate Controller
------------------------------    (Principal Accounting        May 30, 1997
     Robert M. Calderoni          Officer)

    /s/ GARETH C.C. CHANG
------------------------------  Director                       May 30, 1997
      Gareth C.C. Chang

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
    /s/ BERNARD GOLDSTEIN
------------------------------  Director                       May 30, 1997
      Bernard Goldstein

   /s/ KATHERINE M. HUDSON
------------------------------  Director                       May 30, 1997
     Katherine M. Hudson

     /s/ DELANO E. LEWIS
------------------------------  Director                       May 30, 1997
       Delano E. Lewis

   /s/ A. C. MARKKULA, JR.
------------------------------  Director                       May 30, 1997
     A. C. Markkula, Jr.

  /s/ EDGAR S. WOOLARD, JR.
------------------------------  Director                       May 30, 1997
    Edgar S. Woolard, Jr.